CONSENT OF INDEPENDENT ACCOUNTS
                        -------------------------------


We consent to the inclusion in this registration statement on Form S-8 (File
No. 33-     ) of our report dated February 21, 1994, on our audits of the financial statements and financial statement schedules of CalMat Co.



                               /s/  COOPERS & LYBRAND L.L.P.



Los Angeles, California
October 27, 1994